EXHIBIT 99.1

NEWS RELEASE

Loop Industries Announces CFO Transition

D. Jennifer Rhee to be Appointed CFO

MONTREAL, QC--(Marketwired – March 30, 2017) - Loop Industries, Inc. (OTCQB: LLPP), an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), today announced that D. Jennifer Rhee will become its new chief financial officer, replacing Cesar Contla, who will be staying on in his new role as corporate controller. Ms. Rhee will assume the role in early April 2017.

“We are excited to announce Jennifer joining Loop as CFO,” said Chief Executive Officer, Daniel Solomita. “Jennifer brings extensive financial experience and will be instrumental in helping us grow. In addition to outstanding analytical skills, she will also provide key leadership in the execution of Loop’s strategic and financial plans.”

Ms. Rhee has over 25 years of finance, accounting, international tax and management experience. She has been a partner with Richter LLP, a financial advisory services firm, since January 2007, and has previously worked at Richter LLP in other capacities since 2003. Ms. Rhee has practiced in the areas of international taxation and transfer pricing and was responsible for creating and building the firm’s transfer pricing practice. She has also assumed leadership roles within the firm, including the expansion of the firm’s presence in the Toronto market, chair of the firm’s marketing committee, a member of the firm’s nominating committee as well as a member of the firm’s board of directors. Ms. Rhee received her Bachelor of Commerce from McGill University and is a CPA, CA with the Canadian Order of Chartered Professional Accountants.

About Loop Industries, Inc.

Loop Industries is an environmentally responsible manufacturer of Purified Terephthalic Acid (PTA) and Mono Ethylene Glycol (MEG), the fundamental chemical components used in manufacturing polyethylene terephthalate (PET). PET plastic is most commonly found in beverage bottles, consumer packaging and polyester fiber. Loop Industries' proprietary process sustainably converts waste plastics into high purity PTA and MEG that can be used to create up to 100 percent recycled food-grade PET resin. This commercial-grade PET resin can be used in a variety of bottling, consumer packaging and other industrial applications.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) industry competition, (iv) our ability to raise capital to expand our operations, (v) product demand, market and customer acceptance of our products, (vi) our ability to conduct operations if there are changes in laws, regulations or government policies related to our business, and (vii) general industry and market conditions and growth rates and general economic conditions. More detailed information about Loop industries and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop Industries assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Company Contact
Susan Khouloujian
T: 450.951.8555
E: IR@loopindustries.com